UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 22, 2007
Date of Report (Date of earliest event reported)
BOARDWALK BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-1354835 (Commission File Number)	20-4392739 (IRS Employer Ident. No.)

201 Shore Road, Linwood, New Jersey (Address of principal executive offices)	08221 (Zip Code)
(609) 601-0600
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	Results of Operation and Financial Condition
     On January 23, 2007, Boardwalk Bancorp, Inc. (the “Company”) issued a press release discussing the Company’s fourth quarter 2006 operating results. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On January 22, 2007, the Company’s Board of Directors appointed Pravin (Pete) Khatiwala as a Class III director of the Company’s Board of Directors, with a term expiring in 2009. Mr. Khatiwala was also elected as a director of Boardwalk Bank, the Company’s wholly-owned banking subsidiary (the “Bank”), with a term expiring in 2007, and appointed to serve on the Loan Committee of the Bank’s Board of Directors. Mr. Khatiwala or certain of his business affiliates have outstanding loans from the Bank. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. Mr. Khatiwala will be compensated for services as a director on the same basis as other non-employee directors of the Company and the Bank, including fees for attending board and committee meetings and eligibility to receive other stock-based awards under the Company’s 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”) as may be approved from time to time by the Board of Directors of the Company.
     On January 22, 2007, the Board of Directors of the Company approved grants of a total of 400,000 stock options to certain employees and non-employee directors of the Company pursuant to the 2006 Stock Incentive Plan. Included in the total award were grants to the following executive officers of the Company: Michael D. Devlin, President and Chief Executive Officer of the Company, received 75,000 incentive stock options; Wayne S. Hardenbrook, Executive Vice President and Chief Financial Officer of the Company, received 50,000 incentive stock options; and Guy A. Deninger, Executive Vice President and Chief Lending Officer of the Company, received 50,000 stock options. Other employees of the Bank received a total of 105,000 incentive stock options. In addition, each non-employee director of the Company, other than Mr. Khatiwala, the newly elected Class III director, received a grant of 10,000 nonqualified stock options. All of such options have an exercise price of $18.00, the closing price of the Company’s common stock on January 22, 2007. All of such options are subject to cliff vesting on June 22, 2016 (9.5 years from the grant date) and expire ten years from the grant date. In accordance with the Plan, all of such options will vest and become immediately exercisable upon the occurrence of certain events specified in the 2006 Stock Incentive Plan, including a change of control of the Company or the death or disability of the optionholder.

Item 8.01	Other Events
     On January 23, 2007, the Company issued a press release announcing that its Board of Directors had declared a cash dividend of $0.09 per share, payable on February 12, 2007 to shareholders of record on February 2, 2007. The press release, attached hereto as Exhibit 99.2 hereto, is incorporated herein by reference.
     As disclosed in the Company’s press release, dated January 23, 2007 (attached hereto as Exhibit 99.1), on January 22, 2007, the Board of Directors also extended the previously announced stock repurchase program plan for up to 5% of the Company’s shares outstanding, or approximately 214,000 shares, from June 30, 2007 to December 31, 2007.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

99.1	Press release, dated January 23, 2007, of Boardwalk Bancorp, Inc. announcing earnings for the period ended December 31, 2007.

99.2	Press release, dated January 23, 2007, of Boardwalk Bancorp, Inc. announcing the quarterly cash dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOARDWALK BANCORP, INC.
Dated: January 26, 2007	By:	/s/ Michael D. Devlin
Michael D. Devlin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 23, 2007, of Boardwalk Bancorp, Inc. announcing earnings for the period ended December 31, 2007

99.2	Press release, dated January 23, 2007, of Boardwalk Bancorp, Inc. announcing the quarterly cash dividend